UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/17/2006

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 11, 2006, Technitrol, Inc. and AMI Doduco, Inc. (collectively, the "Companies") entered into a Consignment Agreement (the "Agreement") with Sovereign Precious Metals, LLC ("Sovereign") superseding and replacing the Amended and Restated Consignment Agreement dated May 27, 1997 among Sovereign Bank, Technitrol and certain wholly owned subsidiaries of Technitrol.

Pursuant to the Agreement, the amount of silver held on consignment generally cannot exceed $40,000,000. If the Companies fail to make payments required by the Agreement or if other standard events of default occur, then Sovereign may terminate the Agreement and require the Companies to deliver to Sovereign all silver held on consignment and to pay to Sovereign all amounts due under the Agreement. Sovereign or the Companies may terminate the Agreement upon 30 days prior written notice.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement which is attached hereto as Exhibit 10.16.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.16. Consignment Agreement dated July 11, 2006 among Technitrol, Inc., AMI Doduco, Inc. and Sovereign Precious Metals, LLC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: July 17, 2006	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.16	Consignment Agmt